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                                                                   Exhibit 10.17

                             1-800-FLOWERS.COM, INC.

                            STOCK PURCHASE AGREEMENT

                                  MAY 20, 1999
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       Purchase and Sale of Stock............................................1
         1.1.     Sale and Issuance of Series B Preferred Stock and Class
                  B Common Stock...............................................1
         1.2.     Closing......................................................1

2.       Representations and Warranties of the Company.........................2
         2.1.     Organization, Good Standing and Qualification................2
         2.2.     Capitalization and Voting Rights.............................2
         2.3.     Subsidiaries.................................................3
         2.4.     Authorization................................................3
         2.5.     Valid Issuance of Series B Preferred Stock...................3
         2.6.     Governmental Consents........................................4
         2.7.     Offering.....................................................4
         2.8.     Litigation and Government Proceedings........................4
         2.9.     Patents and Trademarks.......................................4
         2.10.    Compliance with Other Instruments............................5
         2.11.    Related-Party Transactions...................................5
         2.12.    Financial Statements.........................................5
         2.13.    Changes......................................................6
         2.14.    Tax Returns, Payments and Elections..........................7
         2.15.    Permits......................................................8
         2.16.    Environmental Matters........................................8
         2.17.    Registration Rights..........................................8
         2.18.    Corporate Documents; Minute Books............................8
         2.19.    Title to Property and Assets.................................9
         2.20.    Insurance....................................................9
         2.21.    Employee Benefit Plans.......................................9
         2.22.    Labor Matters................................................9
         2.23.    Year 2000 Compliance........................................10
         2.24.    Disclosure..................................................10

3.       Representations and Warranties of the McCanns........................10
         3.1.     Title to Stock..............................................10
         3.2.     Authorization...............................................10
         3.3.     Title Upon Transfer.........................................11
         3.4.     Governmental Consents.......................................11
         3.5.     Compliance with Other Instruments...........................11
         3.6.     Litigation..................................................11

4.       Representations and Warranties of the Investors......................11
         4.1.     Authorization...............................................11

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         4.2.     Purchase Entirely for Own Account...........................11
         4.3.     Disclosure of Information...................................12
         4.4.     Investment Experience.......................................12
         4.5.     Accredited Investor.........................................12
         4.6.     Restricted Securities.......................................12
         4.7.     Further Limitations on Disposition..........................12
         4.8.     Legends.....................................................13
         4.9.     Further Representations by Foreign Investors................13

5.       Conditions of Investor's Obligations at Closing......................13
         5.1.     Representations and Warranties..............................14
         5.2.     Performance.................................................14
         5.3.     Compliance Certificate......................................14
         5.4.     Qualifications..............................................14
         5.5.     Proceedings and Documents...................................14
         5.6.     Opinion of Company Counsel..................................14
         5.7.     Investors'Rights Agreement..................................14
         5.8.     Chase Consent and Amendments................................14
         5.9.     Management Rights...........................................14

6.       Conditions of the Company's and the McCanns'Obligations at Closing...14
         6.1.     Representations and Warranties..............................15
         6.2.     Payment of Purchase Price...................................15
         6.3.     Qualifications..............................................15
         6.4.     Investors'Rights Agreement..................................15

7.       Post-Closing Covenants...............................................15
         7.1.     Hart-Scott-Rodino...........................................15
         7.2.     Filing of Third Amended and Restated Certificate............15
         7.3.     Mandatory Election to Convert Class B Common Stock..........15
         7.4.     Conversion of Series B Preferred Stock......................15
         7.5.     Board of Directors..........................................16

8.       Miscellaneous........................................................16
         8.1.     Survival....................................................16
         8.2.     Successors and Assigns......................................16
         8.3.     Governing Law...............................................16
         8.4.     Titles and Subtitles........................................16
         8.5.     Notices.....................................................16
         8.6.     Finder's Fee................................................16
         8.7.     Expenses....................................................17
         8.8.     Amendments and Waivers......................................17
         8.9.     Severability................................................17
         8.10.    Entire Agreement............................................17
         8.11.    Counterparts................................................17
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                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made on the 20th day of May, 1999, by and among 1-800-FLOWERS.COM, Inc., a Delaware corporation (the "Company"), James F. McCann, Christopher G. McCann (with James
F. McCann, the "McCanns") and the investors listed on SCHEDULE A hereto (each, an "Investor" and collectively, the "Investors").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. Purchase and Sale of Stock.

                  1.1. SALE AND ISSUANCE OF SERIES B PREFERRED STOCK AND CLASS B COMMON STOCK.

                        (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Second Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A-1 (the "Restated Certificate").

                        (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), set forth opposite each Investor's name on SCHEDULE A hereto for the purchase price set forth thereon.

                        (c) Subject to the terms and conditions of this Agreement, Benchmark Capital Partners II, L.P., Benchmark Capital Partners III, L.P. and Benchmark Investors III, L.P. (collectively, "Benchmark") and SOFTBANK America Inc. ("Softbank") agree, severally, to purchase at the Closing and James
F. McCann and Christopher G. McCann each agree to sell to Benchmark and Softbank at the Closing, that number of shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and with the Series B Preferred Stock, the "Stock"), set forth opposite such Investor's name on SCHEDULE A hereto for the purchase price set forth thereon.

                  1.2. CLOSING. The purchase and sale of the Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019, at 12:00 p.m., on May 20, 1999, or at such other time and place as the Company, the McCanns and the Investors acquiring in the aggregate more than half the shares of Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company and the McCanns shall deliver to each Investor a certificate representing the Series B Preferred Stock and Class B Common Stock, as the case may be, that such Investor is purchasing against payment of the purchase price therefor by wire transfer to an account or accounts specified by the Company and the McCanns one day prior to the Closing.
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                  2. Representations and Warranties of the Company. The Company
hereby represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions (the "Schedule of Exceptions") furnished each Investor and special counsel for the Investors prior to execution hereof and attached hereto as SCHEDULE B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company and its subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined in Section 2.8).

                  2.2. CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                        (a) Preferred Stock. Two million four hundred thirty four thousand eight hundred twenty two (2,434,822) shares of Preferred Stock, par value $0.01 (the "Preferred Stock"), of which (i) one million two hundred thousand (1,200,000) shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), (ii) one million two hundred thousand (1,200,000) shares have been designated Series B Preferred Stock, of which up to 1,122,746 will be sold pursuant to this Agreement, and (ii) thirty four thousand eight hundred and twenty two (34,822) shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"). The shares of Series C Preferred Stock shall be automatically redeemed by the Company upon their issuance. The rights, privileges and preferences of the Series A Preferred Stock and the Series B Preferred Stock will be as stated in the Company's Restated Certificate.

                        (b) Common Stock. 400,000,000 shares of common stock, par value $0.01 (the "Common Stock"), of which (i) two hundred million (200,000,000) shares have been designated Class A Common Stock (the "Class A Common Stock"), of which 42,807 shares are issued and outstanding, and (ii) two hundred million (200,000,000) shares have been designated Class B Common Stock (the "Class B Common Stock" and with the Class A Common Stock, the "Common Stock"), of which 4,391,814 shares are issued and outstanding.

                        (c) Prior to the filing of the Restated Certificate, the outstanding shares of Common Stock are owned by the stockholders and in the numbers specified on Schedule 2.2 hereto.

                        (d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
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                  Except for (i) the conversion privileges of the Series B
Preferred Stock to be issued under this Agreement, (ii) the rights provided in
Section 2 of the Investors' Rights Agreement, (iii) currently outstanding options to purchase 123,750 shares of Class B Common Stock granted to employees pursuant to the Company's 1997 Stock Option Plan (the "Option Plan"), and (iv) a currently outstanding warrant to purchase 237,104 shares of Class B Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 474,794 shares of Class B Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The parties hereby acknowledge that the Company intends to terminate its authority to issue options under the Option Plan, to adopt stock option and other employee incentive plans in connection with its initial public offering and to reserve up to an aggregate of fifteen percent (15%) of its fully-diluted, post-initial public offering Class A Common Stock for issuance under such plans. Except as set forth on Schedule 2.2, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                  2.3. SUBSIDIARIES. Other than as set forth on the Schedule of Exceptions, each of the Company's subsidiaries is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws. Schedule 2.3 of the Schedule of Exceptions contains a list of all of the Company's direct and indirect subsidiaries. None of the Company's subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation and in which the failure so to qualify would have a Material Adverse Effect.

                  2.4. AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Stock being sold hereunder, the Series A Preferred Stock issuable upon conversion of the Series B Preferred Stock and the Class A Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing. This Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.
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                  2.5. VALID ISSUANCE OF SERIES B PREFERRED STOCK. The Series B
Preferred Stock that is being purchased from the Company by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Investors' Rights Agreement, and under applicable state and federal securities laws. The Series A Preferred Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement and the Class A Common Stock issuable upon conversion of the Series A Preferred Stock have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

                  2.6. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period, and (ii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  2.7. OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                  2.8. LITIGATION AND GOVERNMENT PROCEEDINGS. Except as set forth on Schedule 2.8 of the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company or its subsidiaries that questions the validity of this Agreement or the Investors' Rights Agreement or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse change in the business, assets or condition, financially or otherwise, of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), or any change in the current equity ownership of the Company or its subsidiaries. The Company and its subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality that could be reasonably likely to result in a Material Adverse Effect.

                  2.9. PATENTS AND TRADEMARKS. To the best of its knowledge (but without having conducted any special investigation or patent search), the Company and its subsidiaries have sufficient title, ownership or rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets and proprietary rights necessary for their business as now conducted without any conflict with or infringement of the rights of others, except where such conflict or infringement would not have a Material Adverse Effect. Other than franchise agreements or agreements with "BloomNet" florists, in each case entered into in the ordinary course of business, except as set forth on Schedule
2.9 there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets and proprietary rights of any other person or entity, in any case where such agreement involves payments by the Company in excess of $1 million per year. The Company has not received any communications within the past twelve (12) months alleging that the Company or its subsidiaries have violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, which violations could be reasonably likely to have a Material Adverse Effect. Neither the execution nor delivery of this Agreement or the Investors' Rights Agreement, nor the carrying on of the Company's business by the key employees and executive officers of the Company, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such key employees and executive officers is now obligated which could be reasonably likely to have a Material Adverse Effect.

                  2.10. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any provision of its Restated Certificate or Bylaws. No third party consents or waivers are required to be obtained in connection with the consummation of the transactions contemplated by this Agreement or the Investors' Rights Agreement which will not be obtained prior to the Closing. To its knowledge, the Company and its subsidiaries are not in violation of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company or its subsidiaries are subject and a violation of which could be reasonably likely to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or its subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or its subsidiaries, their respective business or operations or any of their respective material assets or properties.

                  2.11. RELATED-PARTY TRANSACTIONS . Except as set forth on the Schedule of Exceptions, no stockholder, employee, officer or director of the Company or member of his or her immediate family is indebted to the Company or any of its subsidiaries, nor is the Company or any of its subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, in both cases in an amount greater than $60,000. Except as set forth on the Schedule of Exceptions, to the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its subsidiaries is affiliated or with which the Company or any of its subsidiaries has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except as set forth on the Schedule of Exceptions, no stockholder, employee, officer or director of the Company or any member of the immediate family of any employee, officer or director of the Company is directly or indirectly interested in any material contract or transaction with the Company or any of its subsidiaries in which the amount involved exceeds $60,000.

                  2.12. FINANCIAL STATEMENTS.

                        (a) The Company has delivered to each Investor its audited consolidated financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at June 28, 1998 and for the fiscal year then ended, and unaudited consolidated financial statements at and for the nine-month period ended March 27, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company and its subsidiaries as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company and its subsidiaries have no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 27, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, neither the Company nor any of its subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                        (b) The Company has delivered its restated Financial Statements (the "Restated Financial Statements") to the Investors. The Restated Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Restated Financial Statements fairly present the financial condition and operating results of the Company and its subsidiaries as of the dates, and for the periods, indicated therein. Except as set forth in the Restated Financial Statements, the Company and its subsidiaries have no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 27, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Restated Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as will be disclosed in the Restated Financial Statements, neither the Company nor any of its subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  2.13. CHANGES. Except as set forth on Schedule 2.13 of the Schedule of Exceptions, since March 27, 1999 there has not been:

                        (a) any change in the assets, liabilities, financial condition or operating results of the Company or its subsidiaries from that reflected in the Financial Statements or the Restated Financial Statements which has caused a Material Adverse Effect;

                        (b) any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Effect;

                        (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or its subsidiaries, except in the ordinary course of business and that has not caused and that will not cause a Material Adverse Effect;

                        (d) any material change or amendment to a material contract or arrangement by which the Company or its subsidiaries or any of their respective assets or properties is bound or subject which involves payment by the Company or its subsidiaries in excess of $1 million per year;

                        (e) any material change in any compensation arrangement or agreement with any executive officer;

                        (f) any sale, assignment or transfer (other than to its subsidiaries) of any material patents, trademarks, copyrights, trade secrets or other intangible assets;

                        (g) any resignation or termination of employment of any key executive officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any officer;

                        (h) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or its subsidiaries that has caused or will cause a Material Adverse Effect;

                        (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or its subsidiaries, with respect to any of their material properties or assets, except liens for taxes not yet due or payable;

                        (j) any material indebtedness, including any loans or guarantees, made by the Company or any of its subsidiaries to or for the benefit of the Company's employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                        (k) except as contemplated by the Restated Certificate, any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                        (l) to the best of the Company's knowledge, any other event or condition of any character that could be reasonably likely to have a Material Adverse Effect; or

                        (m) any agreement or commitment by the Company to do any of the things described in this Section 2.13.

                  2.14. TAX RETURNS, PAYMENTS AND ELECTIONS. Except as set forth on the Schedule of Exceptions: The Company and its subsidiaries have filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The Company and its subsidiaries have paid all taxes and other assessments due, except those contested by it in good faith and except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The provision for taxes of the Company and its subsidiaries as shown in the Financial Statements is, and in the Restated Financial Statements will be, adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have Material Adverse Effect. The Company and its subsidiaries have never had any tax deficiency proposed or assessed against any of them and have not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's and its subsidiaries' federal income tax returns and none of their respective state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since March 27, 1999, the Company and its subsidiaries have not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on their books of account for all taxes, assessments and governmental charges with respect to their business, properties and operations for such period. The Company and its subsidiaries have withheld or collected from each payment made to each of their employees the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositories, unless the failure to do so could not reasonably be likely to have a Material Adverse Effect.

                  2.15. PERMITS. The Company and its subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their business, the lack of which could be reasonably likely to result in a Material Adverse Effect. The Company and its subsidiaries are not in default in any material respect under any of such franchises, permits, licenses or other similar authority which could be reasonably likely to result in a Material Adverse Effect.

                  2.16. ENVIRONMENTAL MATTERS. The Company and its subsidiaries are in compliance in all material respects with all applicable statutes, laws or regulations relating to the environment or occupational health and safety and, to its knowledge, there are no facts, events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans (a) that, individually or in the aggregate, would reasonably be expected to give rise to any statutory liability of the Company or any of its subsidiaries under any environmental or occupational health and safety law or (b) that would reasonably be expected to form the basis of any material claim, action, suit, proceeding, hearing, investigation or inquiry involving the Company or its subsidiaries, in each case of (a) and (b) except where such liability, claim, action, suit, proceeding, hearing, investigation or inquiry would not be reasonably likely to have a Material Adverse Effect.

                  2.17. REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement or as provided in the Schedule of Exceptions, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.18. CORPORATE DOCUMENTS; MINUTE BOOKS. The Restated Certificate and Bylaws of the Company are in the form of Exhibits A-1 and B attached hereto. The minute books of the Company made available to the Investors contain a summary of all meetings of directors and stockholders since 1992 and all matters voted on in such minutes are accurately reflected in such minutes.

                  2.19. TITLE TO PROPERTY AND ASSETS. The property and assets the Company and its subsidiaries own are owned by the Company and its subsidiaries, respectively, free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Financial Statements or the Restated Financial Statements, (ii) for statutory liens for the payment of current taxes that are not yet delinquent, and (iii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect. With respect to the property and assets they lease, the Company and its subsidiaries are in material compliance with such leases and, to the Company's knowledge, hold a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses
(i)-(iii).

                  2.20. INSURANCE. The Company and its subsidiaries have in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow them to replace any of their material properties that might be damaged or destroyed. The Company and its subsidiaries have in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

                  2.21. EMPLOYEE BENEFIT PLANS. The Company and its subsidiaries do not maintain or contribute to any employee benefit plan, fringe benefit, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified and described on the Schedule of Exceptions. The terms and operation of each Employee Benefit Plan have complied in all material respects with all applicable laws and regulations relating to such Employee Benefit Plans. There are no unfunded obligations of the Company or its subsidiaries under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Company and its subsidiaries are not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the knowledge of the Company, any applicable labor relations law, and all Employee Benefit Plans are terminable at the discretion of the Company or its subsidiaries without liability to the Company or its subsidiaries upon or following such termination. The Company and its subsidiaries have never maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees.

                  2.22. LABOR MATTERS. Except as set forth on the Schedule of Exceptions, neither the Company nor its subsidiaries are bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or its subsidiaries. There is no strike or other labor dispute involving the Company or its subsidiaries pending, or to the Company's knowledge, threatened, that could be reasonably likely to have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees or the employees of its subsidiaries. The Company is not aware that any executive officer intends to terminate his employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company and its subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment, labor, fair employment practices and wages and hours. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement with any of its executive officers or key employees.

                  2.23. YEAR 2000 COMPLIANCE. The Company is in the process of reviewing its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review to date, the Company has no reason to believe, and does not believe, that the Year 2000 Problem could reasonably be likely to have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  2.24. DISCLOSURE. The Company has provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Class B Common Stock and Series B Preferred Stock. Neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  3. Representations and Warranties of the McCanns. The McCanns hereby, severally, represent and warrant to each Investor that:

                  3.1. TITLE TO STOCK. Immediately prior to the Closing, James
F. McCann is the lawful owner of at least 372,674 shares of Class B Common Stock and Christopher G. McCann is the lawful owner of at least 10,982 shares of Class B Common Stock, and each has, or at the Closing will have, good and clear title to such shares of Class B Common Stock, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, except restrictions on transfer imposed under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

                  3.2. AUTHORIZATION. All action on the part of the McCanns necessary for the authorization, execution and delivery of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the McCanns hereunder and thereunder, and the sale of the Class B Common Stock being sold hereunder by the McCanns has been taken or will be taken prior to the Closing. This Agreement and the Investors' Rights Agreement constitute a valid and legally binding obligations of the McCanns, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

                  3.3. TITLE UPON TRANSFER. Upon delivery of and payment for the Class B Common Stock to be sold by the McCanns pursuant to this Agreement, good and clear title to such shares of Class B Common Stock will pass to the Investors, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, except restrictions on transfer imposed under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

                  3.4. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the McCanns is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period, and (ii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  3.5. COMPLIANCE WITH OTHER INSTRUMENTS. The McCanns are not in violation of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which they are subject. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the McCanns.

                  3.6. LITIGATION. There is no action, suit, proceeding or investigation pending against the McCanns, or to the McCanns' knowledge, currently threatened against the McCanns that questions the validity of this Agreement or the Investors' Rights Agreement or the right of the McCanns to enter into such agreements or to consummate the transactions contemplated hereby or thereby.

                  4. Representations and Warranties of the Investors.

                  Each Investor hereby represents, warrants and covenants that:

                  4.1. AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement and the Investors' Rights Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

                  4.2. PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Stock to be received by such Investor, the Class A Common Stock issuable upon conversion of the Class B Common Stock, the Class A Common Stock issuable upon conversion of the Series A Preferred Stock and the Series A Preferred Stock issuable upon conversion of the Series B Preferred Stock (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  4.3. DISCLOSURE OF INFORMATION. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock and the business, properties, prospects and financial condition of the Company, and the Company has not refused any reasonable request made by the Investors to provide such information. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or by the McCanns of

Section 3 of this Agreement or the right of the Investors to rely thereon.

                  4.4. INVESTMENT EXPERIENCE. Such Investor is an investor in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock.

                  4.5. ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

                  4.6. RESTRICTED SECURITIES. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Stock (and any Class A Common Stock issued on conversion of the Series A Preferred Stock) must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

                  4.7. FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound and comply with this Section 4 and the Investors' Rights Agreement, and:

                        (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                        (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                        (c) Notwithstanding the provisions of Section 4.2 or subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by (i) an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (ii) an Investor to any other Investor or to any Permitted Transferee (as defined in the Investors' Rights Agreement), if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were an original Investor hereunder.

                  4.8. LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                        (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  Any legend required by the laws of the State of Delaware, including any legend required by the Delaware General Corporation Law.

                  4.9. FURTHER REPRESENTATIONS BY FOREIGN INVESTORS. If an Investor is not a United States person, such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

                  5. Conditions of Investor's Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 and of the McCanns in Section 3 of this Agreement shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  5.2. PERFORMANCE. The Company and the McCanns shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

                  5.3. COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no Material Adverse Effect since March 27, 1999.

                  5.4. QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  5.5. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates of the jurisdiction of incorporation and certification by the Company's Secretary regarding the Restated Certificate and By-laws and Board of Director and stockholder resolutions and consents.

                  5.6. OPINION OF COMPANY COUNSEL. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.

                  5.7. INVESTORS' RIGHTS AGREEMENT. The Company and the McCanns shall have entered into the Investors' Rights Agreement in the form attached as Exhibit D.

                  5.8. CHASE CONSENT AND AMENDMENTS. The Company, the McCanns and Chase Venture Capital Associates shall have entered into the Consent and Amendment No. 1 to Investment Agreement.

                  5.9. MANAGEMENT RIGHTS. The Company shall have executed a "management rights" letter in favor of Benchmark substantially in the form previously provided to the Company.

                  6. Conditions of the Company's and the McCanns' Obligations at Closing. The obligations of the Company and the McCanns to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

                  6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2. PAYMENT OF PURCHASE PRICE. The Investors shall have delivered the purchase price specified in Section 1.2.

                  6.3. QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  6.4. INVESTORS' RIGHTS AGREEMENT. Each Investor shall have entered into the Investors' Rights Agreement in the form attached as EXHIBIT D.

                  7. Post-Closing Covenants

                  7.1. HART-SCOTT-RODINO. To the extent necessary, the parties hereto shall promptly and diligently take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all governmental authorizations, approvals, consents or waivers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and to respond as promptly as practicable to any inquiries received by the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other governmental entity for additional information or documentation in connection therewith.

                  7.2. FILING OF THIRD AMENDED AND RESTATED CERTIFICATE. The Company shall promptly file with the Secretary of State of Delaware the Third Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A-2 (the "Third Amended and Restated Certificate") following the termination or expiration of all waiting periods under the HSR Act applicable to the Company, the McCanns and holders of Series B Preferred Stock required to obtain such HSR Act clearance as provided herein.

                  7.3. MANDATORY ELECTION TO CONVERT CLASS B COMMON STOCK. Upon the effectiveness of the Third Amended and Restated Certificate, each Investor shall immediately convert each and every share of Class B Common Stock owned by it, pursuant to Section B.4(a) of Article IV of the Third Amended and Restated Certificate, into one share of class A common stock, $0.01 par value, with rights and privileges thereto as described in the Third Amended and Restated Certificate.

                  7.4. CONVERSION OF SERIES B PREFERRED STOCK. No Investor may convert any share of Series B Preferred Stock owned by it into shares of Series A Preferred Stock pursuant to Section B.3(c) of Article IV of the Restated Certificate until immediately prior to the effectiveness of the Third Amended and Restated Certificate, at which time each Investor shall immediately convert each and every share of Series B Preferred Stock owned by it pursuant to such Section B.3(c) into one share of Series A Preferred Stock, with rights and privileges thereto as described in the Restated Certificate.

                  7.5. BOARD OF DIRECTORS. The Company shall take all necessary corporate action such that promptly following the expiration or earlier termination of the Hart-Scott-Rodino waiting period, the directors of the Company shall be James F. McCann, Christopher G. McCann, T. Guy Minetti, Jeffrey
C. Walker, one nominee of Benchmark and one nominee of Softbank. The directors nominated by Benchmark and Softbank shall be classified as "Class II" directors as described in the Company's By-laws.

                  8. Miscellaneous.

                  8.1. SURVIVAL. The warranties, representations and covenants of the Company, the McCanns and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, the McCanns or the Company.

                  8.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this

Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.3. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto hereby irrevocably consent to the jurisdiction of any court of the County of New York, State of New York or the United States District Court for the Eastern District of the State of New York.

                  8.4. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.5. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

                  8.6. FINDER'S FEE. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.7. EXPENSES. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall reimburse the reasonable fees and expenses of special counsel for (i) Benchmark, not to exceed $25,000, (ii) Forum Holding BV, not to exceed $25,000, and (iii) Softbank, not to exceed $10,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.8. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the McCanns and each of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

                  8.9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  8.10. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                  8.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                              1-800-FLOWERS.COM, INC.


                              By:  /s/ James F. McCann
                                   _______________________________
                              Name:    James F. McCann
                              Title:   Chief Executive Officer


                              JAMES F. MCCANN

                              /s/ James F. McCann
                              ____________________________________
                              Address:  1600 Stewart Avenue
                                        Westbury, NY 11590


                              CHRISTOPHER G. MCCANN

                              /s/ Christopher G. McCann
                              ____________________________________
                              Address:  1600 Stewart Avenue
                                        Westbury, NY 11590


                            STOCK PURCHASE AGREEMENT

                              SOFTBANK AMERICA INC.


                              By:  /s/ Steven J. Murray
                                   _______________________________
                              Name:    Steven J. Murray
                              Title:   Treasurer


                            STOCK PURCHASE AGREEMENT

                              FORUM HOLDING AMSTERDAM B.V.


                              By:   /s/ Jean-Bernard Tellio
                                    ___________________________________
                              Name:    Jean-Bernard Tellio
                              Address: Lokatellikade 1
                                       Parnassustoren
                                       1076 AZ Amsterdam
                                       THE NETHERLANDS


                            STOCK PURCHASE AGREEMENT

                              CHASE VENTURE CAPITAL ASSOCIATES

                              By:      Chase Capital Partners,
                                       its General Partner


                              By:  /s/ Stephen P. Murray
                                   _________________________________
                                   Stephen P. Murray
                                   General Partner


                            STOCK PURCHASE AGREEMENT

                              BENCHMARK CAPITAL PARTNERS II, L.P.
                              as nominee for
                              Benchmark Capital Partners II, L.P.
                              Benchmark Founders' Fund II, L.P.
                              Benchmark Founders' Fund II-A, L.P.
                              Benchmark Members' Fund, L.P.

                              By: Benchmark Capital Management Co. II, L.L.C.,
                                  its general partner


                              By: /s/ Andrew Rachleff
                                  _________________________________________
                                  Managing Member


                              BENCHMARK CAPITAL PARTNERS III, L.P.
                              as nominee for
                              Benchmark Capital Partners III, L.P.
                              Benchmark Founders' Fund III, L.P.
                              Benchmark Founders' Fund III-A, L.P.
                              Benchmark Members' Fund III, L.P.

                              By: Benchmark Capital Management Co. III, L.L.C.,
                                  its general partner


                              By: /s/ Andrew Rachleff
                                  _________________________________________
                                  Managing Member


                              BENCHMARK INVESTORS III, L.P.

                              By: Benchmark Capital Management Co. III, L.L.C.,
                                  its general partner


                              By: /s/ Andrew Rachleff
                                  _________________________________________
                                  Managing Member


                            STOCK PURCHASE AGREEMENT

                              BROBECK, PHLEGER & HARRISON LLP


                              By: /s/ Alexander D. Lynch
                                  _________________________________________
                                  Name: Alexander D. Lynch
                                  Title: Partner


                            STOCK PURCHASE AGREEMENT

                              /s/ T. Guy Minetti
                              _______________________________________
                              T. Guy Minetti


                              /s/ Gerard M. Gallagher
                              _______________________________________
                              Gerard M. Gallagher


                              /s/ Alexander D. Lynch
                              _______________________________________
                              Alexander D. Lynch


                              /s/ Kenneth R. McVay
                              _______________________________________
                              Kenneth R. McVay


                            STOCK PURCHASE AGREEMENT

                                   SCHEDULE A

                                               Class B Common               Series B Preferred
                                                                                                           Total
                                          Shares     Purchase Price      Shares     Purchase Price     Purchase Price
Benchmark Capital Partners II, L.P.       32,503     $ 3,388,762.78      62,684     $ 6,535,433.84     $ 9,924,196.62
Benchmark Capital Partners III, L.P.      86,840     $ 9,053,938.40     167,477     $17,461,152.02     $26,515,090.42
Benchmark Investors III, L.P.            133,309     $13,898,796.34     257,095     $26,804,724.70     $40,703,521.04
Forum Holding Amsterdam B.V                 --                 --       239,785     $24,999,984.10     $24,999,984.10
SOFTBANK America Inc.                    131,004     $13,658,477.04     252,652     $26,341,497.52     $39,999,974.56
Chase Venture Capital Associates            --                 --       143,053     $14,914,705.78     $14,914,705.78
Brobeck, Phleger & Harrison LLP             --                 --           960     $   100,089.60     $   100,089.60
T. Guy Minetti                              --                 --           960     $   100,089.60     $   100,089.60
Gerard M. Gallagher                         --                 --           960     $   100,089.60     $   100,089.60
Alexander D. Lynch                          --                 --           960     $   100,089.60     $   100,089.60
Kenneth R. McVay                            --                 --           960     $   100,089.60     $   100,089.60